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                                                                   EXHIBIT 10.4

ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE REGISTRANT AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.


                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT, dated February 13, 1997, is made and entered into among Financial Pacific Insurance Group, Inc. a Delaware corporation ("Financial Pacific"), Financial Pacific Insurance Company (FPIC), and Financial Pacific Insurance Agency (FPIA), a California corporation (Financial Pacific, FPIC and FPIA are hereinafter referred to collectively as "Companies") and Robert T. Kingsley ("Executive").

                                    RECITALS

      A. Executive currently serves as Executive Vice President and Chief Operating Officer of FPIC and President of FPIA. Executive's salary is paid by FPIA, but his duties are split between FPIA and FPIC.

      NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereby agree as follows:

      (1) Termination: The Executive's employment hereunder may be terminated by the Companies or Executive, as applicable, under the following circumstances.

            (a) Death: The Executive's employment hereunder shall terminate upon his death. In the case of Executive's death, the Companies shall pay Executive's beneficiaries or estate, as appropriate, the unpaid Annual Base Salary to which he is entitled, through the date of his termination. This subsection shall not limit the entitlement of the Executive's estate or beneficiaries to any death or other benefits then available to Executive under any life insurance or other benefit plan or policy which is maintained by the Companies for Executive's benefit.

            (b) By the Companies: Companies may terminate Executive's employment hereunder for any reason, (with or without cause) upon 30 days written notice. In the event that Companies terminate Executive's employment, the Companies shall pay to Executive the unpaid Annual Base Salary to which he is entitled through the termination date. In addition, the Companies shall pay Executive severance benefits as set forth in Section 2.

            (c) Resignation: The Executive may resign his employment upon 30 days written notice to the Companies. Upon Executive's resignation, the Companies shall promptly pay to Executive (or his designated representative) the unpaid Annual Base Salary and any other unpaid benefits (vacation, sick, bonus, pension, business expenses, etc.) to which the Executive is entitled through Executive's termination date. Executive shall be entitled to no other compensation.

            (d) Mutual Agreement: The Executive's employment may be terminated by mutual agreement of Executive and the Companies at any time. If Executive is terminated by mutual agreement, the severance benefits in Section 2 will apply.


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      (2)   Severance Benefits

            (a) Termination: The Executive's employment is terminated pursuant to Section 1(b) or (d), above the Company shall pay Executive severance compensation which shall consist of a lump sum payment representing 1/2 of Executive's then current Annual Base Salary and any other unpaid benefits (vacation, sick, bonus, pension, business expenses, etc.)

            (b) Mitigation of Damages: In the event of any termination of Executive's employment by the Companies or the Executive, Executive shall not be required to seek other employment to mitigate damages, and any income earned by Executive from other employment or self-employment shall not be offset against any obligations of the Companies to the Executive under this agreement.

      (3)   Disputes

            (a) Any dispute or controversy arising under, out of, in connection with, or in relation to this Agreement shall, at the election and upon written demand of any party to this Agreement, be finally determined and settled by arbitration in Sacramento, California, in accordance with the rules and procedures of the American Arbitration Association. The judgment as determined through arbitration may be entered in any court having jurisdiction thereof.

            (b) If any legal action, arbitration, or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief that may be granted.

      (4) Binding on Successors: This Agreement shall be binding upon and inure to the benefit of the Companies, Executive, and their perspective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributes, devisees, and legatees, as applicable.

      (5) Governing Law: This Agreement is being made, executed, and is intended to be performed in the State of California and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of California, without regard to the conflict of laws principles thereof.

      (6) Severability: The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


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      (7)   Notices: Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by hard, telex, telecopy, or certified or registered mail, postage prepaid and addressed to the following address:

Robert T. Kingsley                         Financial Pacific Insurance Company
      **                                   Attn.: Robert C. Goodell
                                           P.O. Box 292220
                                           Sacramento, CA 95829-2220


      IN WITNESS WHEREOF, the parties have executed put addresses inherence this Agreement as of above written.


EXECUTIVE                               FINANCIAL PACIFIC INSURANCE CO.




/s/ ROBERT T. KINGSLEY                  /s/ ROBERT C. GOODELL
-------------------------------------   -------------------------------------
Robert T. Kingsley                      Robert C. Goodell
                                        President & Chief Executive Officer


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